UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ENERGIE HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

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 ENERGIE HOLDINGS, INC.

4885 Ward Road, Suite 300

Wheat Ridge, Colorado 80033

(720) 963-8055

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of Energie Holdings, Inc., a Delaware corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding voting shares of our common stock, par value $0.01 per share have executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment to our Certificate of Incorporation to (i) increase the authorized shares of our common stock from 60,000,000 to 250,000,000; (ii) increase the authorized shares of our preferred stock from 1,000,000 to 5,000,000; (iii) decrease our par value on our common and preferred stock from $0.01 to $0.0001; and (iv) adopt a stock option plan.

The accompanying information statement (the “Information Statement”) is being furnished to our stockholders of record as of July 15, 2014 (the “Record Date”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  Under the Delaware General Corporation Law and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders.  The affirmative vote of at least a majority of the outstanding voting shares is necessary to approve the increase in the authorized share count, to change our par value and to adopt a stock option plan.

Your consent is not required and is not being solicited.  The accompanying Information Statement will serve as notice pursuant to the Exchange Act and Section 228(e) of the Delaware General Corporation Law of the approval of the amendment to the Certificate of Incorporation by less than the unanimous written consent of our stockholders.

By Order of the Board,

/s/: Harold Hansen
Wheat Ridge, CO	Harold Hansen
August 25, 2014	Chairman of the Board

ENERGIE HOLDINGS, INC.

24885 Ward Road, Suite 300

Wheat Ridge, Colorado 80033

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Energie Holdings, Inc., a Delaware corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders of record as of July 15, 2014 (the “Record Date”), in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our board of directors (the “Board”) has previously approved, and the holders of a majority of the outstanding voting shares of our common stock, par value $0.01 per share (the “Common Stock”), as permitted by our Bylaws and Section 228 of the Delaware General Corporation Law, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the “Amendment”) to our Certificate of Incorporation to increase the authorized number of Common Shares to 250,000,000 shares and to increase the authorized number of Preferred Shares to 5,000,000, to decrease our par value to $0.0001 for our Common and Preferred Shares and to adopt a stock option plan.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our Certificate of Incorporation to increase our authorized shares of common stock, par value $0.01 per share from 60,000,000 to 250,000,000.

We obtained stockholder consent for the approval of an amendment to our Certificate of Incorporation to increase our authorized shares of preferred stock, par value $0.01 per share from 1,000,000 to 5,000,000.

We obtained stockholder consent for the approval of an amendment to our Certificate of Incorporation to decrease the par value of our authorized shares of common stock and preferred stock from par value $0.01 per share to $0.0001.

We obtained stockholder consent for the approval of the adoption of a stock option plan to be called the Energie Holdings Inc. 2014 Stock Option Plan.

How many shares of voting stock were outstanding on July 15, 2014?

On July 15, 2014, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 51,400,000   shares of common stock outstanding, and no shares of Preferred stock outstanding.

What vote was obtained to approve the amendment to the Certificate of Incorporation described in this Information Statement?

We obtained the approval of the holders of 52.1038% of the voting power of our common stockholders.

What vote was obtained to approve the adoption of the Energie Holdings, Inc. 2014 Stock Option Plan described in this information statement?

We obtained the approval of the holders of 52.1038% of the voting power of our common stockholders.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 250,000,000, tO INCREASE Authorized shares of Preferred Stock from 1,000,000 to 5,000,000 and to decrease the par value of our common and preferred stock from $0.01 to $0.0001.

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 60,000,000 to 250,000,000. The increase in our authorized shares of common stock will become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. We will file the amendment to our Certificate of Incorporation to effect the increase in our authorized shares of common stock (the “Amendment”) approximately (but not less than) 20 days after this Definitive Information Statement is mailed to stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Exhibit A to this Information Statement.

Outstanding Shares and Purpose of the Amendment

Our Certificate of Incorporation currently authorizes us to issue a maximum of 60,000,000 shares of Common Stock, par value $0.01 per share.  As of July 15, 2014, we had 51,400,000 shares of Common Stock issued and outstanding. In addition we have authorized for issuance 1,000,000 shares of undesignated Preferred Stock. For all classes of shares, our par value was established at $0.01 per share for both our Common and Preferred Stock.

Our Board of Directors (the “Board”) believes that the increase in our authorized Common and Preferred Stock will provide us greater flexibility with respect to our capital structure for purposes including additional equity financings and stock based acquisitions as well as providing additional shares for equity based compensation. Further we believe that the decrease in our par value from $0.01 to $0.0001 will provide us will lower filing fees in jurisdictions where foreign qualifications base their fees on the par value of an applicant’s shares.

We have several obligations to issue shares out of our authorized capital, including the issuance of 1,354,280 shares of our Common Stock in favor of a registered broker-dealer relevant to an engagement agreement we executed with them wherein they have agreed to raise $25 million in equity capital, to be utilized for future acquisitions. As of the date of this Information Statement, we have no definitive agreement to acquire any other entity but are engaged in discussions regarding the same. We will need the additional shares to issue in exchange for the equity capital to be raised. It is also possible that we will issue additional shares as part of the terms of an acquisition.

We also have an additional commitment to issue shares of our Common Stock to Dutchess Opportunity Fund II LP (“Dutchess”). As we have previously disclosed, we signed an Investment Agreement with Dutchess in July 2014, wherein Dutchess has agreed to purchase up to $5,000,000 worth of our Common Stock at a price equal to 94% of the market price of our Common Stock pursuant to a specific formula outlined in our prior filings, subject to our filing a registration statement with the SEC to register the shares proposed to be issued to Dutchess.

Finally, we have various commitments to issue additional shares of our Common Stock to various parties in exchange for services to be rendered in the future, including shares to our legal counsel and others. We do not consider the amount of shares to be issued in this regard to be material.

We have no other plans, proposals or arrangements, written or otherwise, to issue any additional of our securities as of the date of this Information Statement.

Effects of the Increase in Authorized Common and Preferred Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares of Common Stock (subject to the decrease in par value), including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, our Board of Directors is in discussions with several funding sources which may make it necessary to issue additional shares of Common Stock.

Further the additional shares of Preferred Stock are also undesignated and are subject to the right of the Board of Directors to designate one or more series and/or classes with rights and/or preferences as established by our Board of Directors in their absolute and sole discretion. As with the amendment to the par value of our Common Stock, we are also decreasing the par value of our shares of Preferred Stock to $0.0001. At present there are no plans to designate or issue any one or more classes or series of shares of Preferred Stock.

Some of these additional shares could and will be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common or Preferred Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 15, 2014, with respect to the beneficial ownership of 51,400,000 outstanding shares of the Company’s common stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company’s officers and directors; and (iii) the Company's officers and directors as a group.  A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

The following table sets forth information as of July 15, 2014, with respect to the beneficial ownership of our Officers and Directors and their associated voting power of the common stock holders:

	Common Stock	Percent	Total
Name	Number of Shares		Voting Power
Harold Hansen, CEO	10,636,172		20.69%
Symbiote, Inc.	6,930,940		13.48%
Justin Kerns	2,459,337		4.78%
Joseph Durzo	2,071,980		4.03%
James Thomas	1,117,881		2.17%
Fortress Advisors, LLC	2,000,000		3.89%
Erik Conroy	1,565,033		3.04%
Totals	26,781,343		52.10%

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and the provisions of our Certificate of Incorporation and Bylaws is only a summary.

Our Certificate of Incorporation authorizes the issuance of 60,000,000 shares of Common Stock, $0.01 par value per share. We are authorized to issue 1,000,000 shares of Preferred Stock in such series and classes as determined by the Board, with such rights and preferences as may be determined by the Board in its discretion.  As of July 15, 2014, there were 51,400,000 shares of Common Stock and no shares of Preferred Stock designated or outstanding.  Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of Common Stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock have no preemptive rights with respect to future offerings of shares of Common Stock. Holders of Common Stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.  The payment of dividends on the Common Stock is, therefore, unlikely in the foreseeable future.

Preferred Stock

We have 1,000,000 authorized shares of Preferred Stock with a par value of $0.01 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board may determine.  As of July 15, 2014, no shares of our Preferred Stock are outstanding.

Adoption of Energie Holdings, Inc. 2014 Stock Option Plan

Adoption of the 2014 Stock Option Incentive Plan

The purpose of the Energie Holdings, Inc. 2014 Stock Option Plan (“Plan”) is to further our growth and financial success by providing additional incentives to selected employees, directors and consultants of ours and our affiliates (referred to collectively as "Eligible Persons") by providing incentives for Eligible Persons to exert maximum efforts for our success and our that of our affiliates. For the complete version of our 2014 stock option plan please review the plan as presented in its entirety attached hereto as Exhibit B.

The purpose of the Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, Non-Employee Directors, and other persons who provide substantial services to the Company or its affiliates, to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of participants with those of shareholders.

DISSENTER’S RIGHTS

Under the Delaware General Corporate Law, holders of shares of common stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment to our Certificate of Incorporation or the Plan, and we will not independently provide holders with any such right.

 EXPENSE OF INFORMATION STATEMENT

The expenses of this Information Statement will be borne by us, including expenses in connection with the preparation and availability of this Information Statement and all related materials.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our common stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing us at: 4885 Ward Road, Suite 300, Wheat Ridge, Colorado 80033 Attn: Corporate Secretary.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 4885 Ward Road, Suite 300, Wheat Ridge, Colorado 80033, Attn: Corporate Secretary, or call the Company at (720) 963-8055 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

/s/: Harold Hansen
Wheat Ridge, CO	Harold Hansen
August 25, 2014	Chairman of the Board

 Exhibit A

CERTIFICATE OF AMENDMENT

OF the CERTIFICATE OF INCORPORATION

Of

Énergie holdings, inc. ________________________________________________________________

Énergie Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Énergie Holdings, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the matter brought to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH

A.                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Fifty Five Million (255,000,000), consisting of:

(1)                Five Million (5,000,000) shares of Preferred Stock, par value one cent ($0.0001) per share (the "Preferred Stock"); and

(2)                     Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value one cent ($0.0001) per share (the "Common Stock").

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, in accordance with the corporation’s Bylaws and Sections 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Énergie Holdings, Inc. has caused this certificate to be signed by Lee Barratt, Authorized Officer, this 15th day of July, 2014.

By:/s/Lee Barratt

Lee Barratt

Its: Secretary

Exhibit B

ENERGIE HOLDINGS, INC.

2014 STOCK OPTION PLAN

1. Purpose of Plan.

The purpose of the Energie Holdings, Inc. 2014 Stock Option Plan (the "Plan") is to advance the interests of Energie Holdings, Inc. (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2. Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1 "Board" means the Board of Directors of the Company.

2.2 "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3 "Change in Control" means an event described in Section 9.1 of the Plan.

2.4 "Code" means the Internal Revenue Code of 1986, as amended.

2.5 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6 "Common Stock" means the common stock of the Company, $0.0001 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

2.7 "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.8 "Eligible Recipients" means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

2.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.10 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq, OTC or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.11 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

2.12 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.13 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

2.14 "Participant" means an Eligible Recipient who receives one or more Options under the Plan.

2.15 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

2.16 "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

2.17 "Securities Act" means the Securities Act of 1933, as amended.

2.18 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.19 "Tax Date" means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Option.

3. Plan Administration.

3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

3.2 Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Options to be made to each Participant (including the number of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will become exercisable) and the form of written agreement, if any, evidencing such Option; (iii) the time or times when Options will be granted; (iv) the duration of each Option; and (v) the restrictions and other conditions to which the Options may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Option in the form of cash, Common Stock or any combination of both.

(b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Option in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Option, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Option for purposes of this Plan.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-oft) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Option, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the conditions to the exercisability of any outstanding Option that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4. Shares Available for Issuance.

4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 5,100,000 shares of Common Stock.

4.2 Accounting for Options. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of Common Stock that are subject to an Option that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

4.3 Adjustments to Shares and Options. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding Options.

5. Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Options as may be determined by the Committee in its sole discretion. Options will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options.

6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 25% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6 Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7. Effect of Termination of Employment or Other Service.

7.1 Termination Due to Death. Disability or Retirement. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option:

(a) In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability, all outstanding Options then held by the Participant will become immediately exercisable in full and remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option).

(b) In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement, all outstanding Options then held by the Participant will become immediately exercisable in full and remain exercisable for a period of six months after such termination (but in no event after the expiration date of any such Option).

7.2 Termination for Reasons Other than Death. Disability or Retirement.

(a) Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable; provided, however, that if such termination is due to any reason other than “cause” all outstanding Options then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option). Therefore, if a Participant is terminated for “cause” all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable.

(b) For purposes of this Section 7.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

7.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 7, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service; provided, however, that no Option may remain exercisable beyond its expiration date.

7.4 Exercise of Incentive Stock Options Following Termination. Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

7.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

8. Payment of Withholding Taxes.

8.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Option, including, without limitation, the grant or exercise of an Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Option.

8.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 8.1 of the Plan. by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

9. Change in Control.

9.1 Change in Control. For purposes of this Section 9, a "Change in Control" of the Company will mean the following:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 10% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 9.2 below), or (ii) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors );

(d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50% of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(e) the Continuity Directors cease for any reason to constitute at least a majority of the Board; or

(f) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15( d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

9.2 Continuity Directors. For purposes of this Section 9, "Continuity Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

9.3 Acceleration of Exercisability. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Option at the time of grant or at any time after the grant of an Option, all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary.

9.4 Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

9.5 Limitation on Change in Control Payments. Notwithstanding anything in Section 9.3 or 9.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 9.3 or the payment of cash in exchange for all or part of an Option as provided in Section 9.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b )(2) of the Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section 9.3 or 9.4 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 9.5 will not apply, and any "payments" to a Participant pursuant to Section 9.3 or 9.4 of the Plan will be treated as "payments" arising under such separate agreement.

10. Rights of Eligible Recipients and Participants: Transferability.

10.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

10.2 Rights as a Shareholder. As a holder of Options, a Participant will have no rights as a shareholder unless and until such Options are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

10.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Option upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of Options (to the extent permitted pursuant to Section 7 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

10.4 Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Option then held by the Participant without notice of any kind.

10.5 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

11. Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

12. Plan Amendment Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2,4.3 and 9 of the Plan.

13. Effective Date and Duration of the Plan.

The Plan is effective as of July 15, 2014, the date it was adopted by the Board. The Plan will terminate at midnight on July 15, 2024, and may be terminated prior to such time to by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

14. Miscellaneous.

14.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

14.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.